UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report: February 27, 2015

Signature Group Holdings, Inc.

Delaware	001-08007	46-3783818
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15301 Ventura Boulevard, Suite 400 Sherman Oaks, California 91403
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (805) 435-1255

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

The purpose of this report is to amend the Current Report on Form 8-K filed by Signature Group Holdings, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission on March 5, 2015 (the “Original Report”), which reported the completion of the acquisition of the global recycling and specification alloys business of Aleris Corporation.  This Amendment No. 1 to the Original Report (“Amendment No. 1”) amends and supplements the disclosure to include the audited and unaudited financial statements and information required by Item 9.01(a) and the pro forma financial information required by Item 9.01(b).  No other amendments to the Original Report are being made by this Amendment No. 1.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The Unaudited Combined and Consolidated Financial Statements of Global Recycling and Specification Alloys (Carve-Out of Certain Operations of Aleris Corporation) as of September 30, 2014 and for the nine months ended September 30, 2014 and 2013; and the Combined and Consolidated Financial Statements of Global Recycling and Specification Alloys (Carve-Out of Certain Operations of Aleris Corporation) as of December 31, 2013 and 2012 and for the years ended December 31, 2013, 2012 and 2011, included in the Company’s Current Report on Form 8-K dated November 17, 2014 as Exhibit 99.1, are incorporated herein by reference.

(b)	Pro Forma Financial Information.

The Unaudited Pro Forma Condensed Combined Balance Sheets of the Company as of September 30, 2014 and the Unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended September 30, 2014 and 2013 and the year ended December 31, 2013, which give effect to the Real Alloy Acquisition, the financings conducted by the Company in furtherance of the Real Alloy Acquisition and the sale of North American Breaker Co., LLC, which occurred on January 9, 2015, included in the Company’s Prospectus Supplement No. 1 dated January 29, 2015 on pages S-84 to S-97 are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SIGNATURE GROUP HOLDINGS, INC.

Date: May 11, 2015	By:	/s/ W. CHRISTOPHER MANDERSON
	Name:	W. Christopher Manderson
	Title:	Executive Vice President, General Counsel and Secretary